                                                                  EXHIBIT 1(a)

                           AIM EQUITY FUNDS, INC.

                           ARTICLES SUPPLEMENTARY


      AIM EQUITY FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Board of Directors of the Corporation has adopted a resolution increasing the total number of shares of common stock of the Corporation that the Corporation has authority to issue to 7,000,000,000 shares, par value $.001 per share in accordance with Section 2-105(c) of the Maryland General Corporation Law, and thereby increasing the aggregate par value of all shares of common stock of the Corporation to $7,000,000;

      SECOND: The Board of Directors of the Corporation has adopted a resolution increasing the number of shares of common stock that are classified into separate classes by:

           classifying an additional 750,000,000 shares of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of $750,000, as AIM Blue Chip Fund - Class A Shares; and

           classifying an additional 750,000,000 shares of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of $750,000, as AIM Capital Development Fund - Class A Shares.

      THIRD: A description of the Shares so classified with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, as set or changed by the Board of Directors of the Corporation, is as follows:

          The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class of the common stock of the Corporation classified hereby is set forth in ARTICLE FIFTH, paragraph (b) of the Corporation's Charter, and has not been changed by the Board of Directors of the Corporation.

      FOURTH: The Board of Directors of the Corporation has increased the total number of shares of capital stock that the corporation has authority to issue and classified the shares described above under the authority contained in the Charter of the Corporation, in accordance with Section 2-105(c) of the Maryland General Corporation Law.

      FIFTH: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue 5,500,000,000 shares with a par value of $.001 each, and an aggregate par value of $5,000,000. Of these shares, 750,000,000 shares had been classified as AIM Charter Fund - Class A Shares, 750,000,000 shares had been classified as AIM Charter Fund - Class B Shares, 200,000,000 shares had been classified as AIM Charter Fund - Institutional Class Shares, 750,000,000 shares had been classified as AIM Weingarten Fund - Class A Shares, 750,000,000 shares had been classified as AIM Weingarten Fund - Class B Shares, 200,000,000 shares had been classified as AIM Weingarten Fund - Institutional Class Shares, 750,000,000 shares had been classified as AIM Constellation Fund - Class A Shares, 200,000,000 shares had been classified as AIM Constellation Fund - Institutional Class Shares, and 750,000,000 shares had been classified as AIM Aggressive Growth Fund - Class A Shares.

      SIXTH: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue 7,000,000,000 shares with a par value of $.001 each, and an aggregate par value of $7,000,000. Of these shares, 750,000,000 shares are classified as AIM Charter Fund - Class A Shares, 750,000,000 shares are classified as AIM Charter Fund - Class B Shares, 200,000,000 shares are classified as AIM Charter Fund - Institutional Class Shares, 750,000,000 shares are classified as AIM Weingarten Fund - Class A Shares,
750,000,000 shares are classified as AIM Weingarten Fund - Class B
Shares, 200,000,000 shares are classified as AIM Weingarten Fund - Institutional Class Shares, 750,000,000 shares are classified as AIM Constellation Fund - Class A Shares, 200,000,000 shares are classified as AIM Constellation Fund - Institutional Class Shares, 750,000,000 shares are classified as AIM Aggressive Growth Fund - Class A Shares, 750,000,000 shares are classified as AIM Blue Chip Fund - Class A Shares, 750,000,000 shares are classified as AIM Capital Development Fund - Class A Shares, and 400,000,000 shares remain unclassified.

      SEVENTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

      The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his or her knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

      IN WITNESS WHEREOF, AIM EQUITY FUNDS, INC. has caused these Articles Supplementary to be executed in its name and on its behalf by its President and witnessed by its Assistant Secretary on December 4, 1995.

                                          AIM EQUITY FUNDS, INC.
Witness:

/s/ NANCY L. MARTIN                       /s/ ROBERT H. GRAHAM
_________________________________         ____________________________________
Assistant Secretary                       President


                                    2